SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 26, 2007

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 26, 2007, the Audit Committee of the Board of Directors of Flow International Corporation (the “Company”) determined that the Condensed Consolidated Financial Statements for the three months ended July 31, 2006 and the six months ended October 31, 2006, included in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2006 and October 31, 2006 (the “Original Filings”), respectively should not be relied upon because of errors in the Company’s Condensed Consolidated Statements of Cash Flows as follows:

•

The Consolidated Statements of Cash Flows for both periods included a receipt of $1,086,000 relating to the exercise of warrants and options as a cash flow from operating activity, rather than as a cash flow from financing activity,

•

The Consolidated Statements of Cash Flows for the three months ended July 31, 2006 and the six months ended October 31, 2006 reported $140,000 and $292,000, respectively, relating to Accounts Payable incurred to acquire property and equipment and intangible assets as cash flow from operating and investing activities rather than as a noncash investing activity, and

•

The Consolidated Statements of Cash Flows for the six months ended October 31, 2006 did not report $579,000 of Accounts Payable incurred to acquire property and equipment, and intangible assets as a Supplemental Disclosure of Non Cash Investing Activity.

These errors are not related to the Company’s previously disclosed investigations of irregularities at its Asian and Korean operations.

The Company’s management and the Audit Committee have discussed the matters disclosed in this report with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Company expects to file Amendments No. 1 on Form 10-Q/A to its Forms 10-Q for the quarters ended July 31, 2006 and October 31, 2006 shortly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2007		FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary